EXHIBIT 23-1
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Allou Health & Beauty Care, Inc.
Brentwood, New York

      We hereby consent to the inclusion in the Allou Health & Beauty Care, Inc.'s annual report on Form 10-K for the year ended March 31, 2001 of our report dated June 19, 2000 related to the consolidated financial statements and schedules of Allou Health & Beauty Care, Inc. and subsidiaries.



/S/ MAYER RISPLER & COMPANY, P.C.

MAYER RISPLER & COMPANY, P.C.
Certified Public Accountants


June 28, 2001
Brooklyn, New York